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                                   EXHIBIT 11

                               EARNINGS PER SHARE


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                                  EXHIBIT 11.1





                            DIY HOME WAREHOUSE, INC.
                                    FORM 10-Q
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)


                                                                               Three Months Ended
                                                                            March 29,      March 30,
                                                                              1997           1996
                                                                              ----           ----

Loss applicable to common shares                                           $(89,616)      $(108,791)
                                                                           =========      ==========

Weighted average common shares
  outstanding for the period                                               7,633,719       7,625,000
Dilutive effect of exercise of stock
  options                                                                        --               --
                                                                           ---------       ---------
Weighted average common shares, assuming
  issuance of the above securities                                         7,633,719       7,625,000
                                                                           =========       =========
Earnings per common share:
          Primary                                                            $(0.01)         $(0.01)
          Fully diluted                                                      $(0.01)         $(0.01)
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